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Filed pursuant to Rule 424(b)(3)
Registration No. 333-87570

PROSPECTUS SUPPLEMENT
(to prospectus dated May 21, 2002)

         HILTON HOTELS CORPORATION
5,200,000 SHARES
COMMON STOCK

        The prospectus of Hilton Hotels Corporation dated May 21, 2002 relating to Hilton's common stock is hereby supplemented as set forth below. You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement supercedes the information contained in the prospectus.

        The table of selling stockholders set forth on page 3 of the prospectus is restated in its entirety as follows to include information, as of May 22, 2002, concerning the following selling stockholders:

	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock Offered Hereby
Pan Global Partners c/o Starn O'Toole Marcus & Fisher 737 Bishop Street, Suite 1740 Honolulu, Hawaii 96813	520,000	520,000
Colony Investment Partnership VI-HWV, L.P. c/o Colony Capital Inc. 1999 Avenue of the Stars Los Angeles, California 90067	89,960	89,960
Great Lan Investment Limited 3 Sung Shou Road 19th Floor Taipei, Taiwan	4,590,040	4,590,040

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 29, 2002.

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PROSPECTUS SUPPLEMENT (to prospectus dated May 21, 2002)